Exhibit 1

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of July 23, 2001 (this "Agreement"), by and among TREMOR ENTERTAINMENT INC., a California corporation (the "Purchaser"), on the one hand, and RAM VENTURE HOLDINGS CORP., a Florida corporation ("RAM Holdings"), and KM FINANCIAL, INC., an Arizona corporation ("KM") (each of RAM Holdings and KM referred to individually as a "Seller" and, collectively, as the "Sellers"), on the other hand.

                                    RECITALS
                                    --------

         WHEREAS, RAM Holdings is the owner of One Million Five Hundred Thousand (1,500,000) issued and outstanding shares (the "RAM Shares") of common stock, par value $.001 per share ("Common Stock"), of New Systems, Inc., a Nevada corporation (the "Company");

         WHEREAS, KM is the owner of Three Hundred Thousand (300,000) issued and outstanding shares (the "KM Shares") of Common Stock. The RAM Shares and the KM Shares are collectively referred to as the "Shares"; and

         WHEREAS, in contemplation of a merger (the "Merger") among the Purchaser, the Company and a wholly-owned subsidiary of the Company (the "Merger Subsidiary"), the Sellers desire to sell and transfer to the Purchaser, and the Purchaser desires to purchase and acquire from the Sellers, the Shares, upon and subject to the terms, provisions and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Purchaser and the Sellers agree as follows:

         1. Purchase and Sale of Shares; Rescission Right.

            1.1 Purchase and Sale; Grant of Proxy. Upon the terms and provisions and subject to the conditions set forth in this Agreement, on the date hereof, the Sellers hereby sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser hereby purchases and acquires from the Sellers, the Shares, free and clear of all liens, claims, pledges, charges, security interests, options, calls, restrictions, prior assignments, proxies, voting agreements or any other encumbrances or third party rights or equitable interests of any nature whatsoever ("Liens"), excluding (a) the status of the Shares as "restricted securities" ("Restricted Securities"), as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), and (b) the grant of the proxy to vote the Shares set forth below in this
Section 1.1. In connection with the foregoing, the Purchaser hereby grants to RAM Holdings and to KM a proxy (the "Proxy") to vote the RAM Shares and the KM Shares, respectively, in the name of the Purchaser at any meeting of stockholders of the Company or in connection with any written consent of the stockholders of the Company in lieu of a meeting thereof, which proxy shall terminate automatically at the effective time of the Merger without any further action on the part of any party hereto.

            1.2 Purchase Price. As consideration in full for its acquisition of the Shares, the Purchaser shall deliver to the Sellers the following consideration (the "Purchase Price"):

               (a) Five Thousand Dollars ($5,000) (the "Cash Portion"), by two
(2) checks delivered to the Sellers on the date hereof in the amounts set forth on Schedule 1.2 annexed hereto;

               (b) A deferred payment in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000), due September 24, 2001, without interest, delivered to the Sellers in the amounts set forth on Schedule 1.2 annexed hereto (the "First Deferred Payment"); and

               (c) A second deferred payment, in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000), due December 24, 2001, without interest, delivered to the Sellers in the amounts set forth on Schedule 1.2 annexed hereto (the "Second Deferred Payment" and, together with the First Deferred payment, the "Deferred Payments").

            The obligations of Tremor with respect to the Deferred Payments may be satisfied by recourse to the Pledged Securities (as defined in Section 1.3(d)(iii) below) in accordance with and subject to the terms and provisions of the Pledge Agreement (as defined in Section 1.3(d)(ii) below).

            1.3 Closing Deliveries. The following steps are being taken concurrently herewith:

               (a) RAM Holdings is hereby delivering to the Purchaser certificates representing the RAM Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, with signatures guaranteed, sufficient to transfer the RAM Shares to the Purchaser on the books of the Company, free and clear of any and all Liens.

               (b) KM is hereby delivering to the Purchaser certificates representing the KM Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, with signatures guaranteed, sufficient to transfer the KM Shares to the Purchaser on the books of the Company, free and clear of any and all Liens.

               (c) The directors of the Company are tendering to the Purchaser the irrevocable resignations of each director of the Company, which resignations shall be held by the Purchaser and become effective at the effective time of the Merger, unless otherwise agreed by the parties.

               (d) The Purchaser is hereby delivering to RAM Holdings and to KM the following:

                  (i) the Cash Portion, to be allocated between the Sellers in the manner set forth on Schedule 1.2 annexed hereto; and

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

                  (ii) the Non-Recourse Stock Pledge Agreement, dated the date hereof, between RAM Capital Management ("RAM Capital") and RAM Holdings, on behalf of the Sellers, in the form of Exhibit A annexed hereto (the "Pledge Agreement").

               (e) RAM Capital is delivering to RAM Holdings stock certificates nos. CS 3657 through CS 3661, issued to RAM Capital, for an aggregate of five million (5,000,000) shares of common stock, par value $.0001, of RAM Holdings (the "Pledged Securities"), accompanied by a stock power duly executed in blank, with signatures guaranteed, delivered pursuant to the Pledge Agreement.

            1.4 Purchaser Rescission Right. Notwithstanding anything in this Agreement to the contrary, in the event that either the Company or Merger Subsidiary fails to satisfy, or causes not to be satisfied, any of the conditions precedent contained in Section 7.2(a), (b), (e), (f), (g), (l), (n), and (o) of the Merger Agreement, of even date herewith, among the Purchaser, the Company and Merger Subsidiary, a form of which is annexed hereto as Exhibit B (provided that such failure is not caused solely by an act of the Purchaser after the date hereof, in its capacity as a stockholder of the Company), the Purchaser shall have the option, in its sole and absolute discretion to rescind the purchase of the Shares hereunder by written notice to the Company. If the Purchaser exercises such right of rescission, (a) the Purchaser shall return the certificates representing the Shares, with related stock powers, to the Sellers,
(b) the Purchaser's payment obligations hereunder shall terminate and the Purchaser shall be unconditionally and irrevocably released from any and all such payment obligations, (c) neither the Purchaser, on the one hand, nor the Sellers, on the other hand, shall have any further liability or obligation to the other hereunder, and (d) the parties hereto shall execute and deliver such documentation and take such other actions as any party hereto shall reasonably request, or as may otherwise be necessary or appropriate to effect the foregoing; provided, however, that in consideration for the foregoing, the Sellers shall be entitled to retain the Cash Payment.

         2. Representations and Warranties of the Sellers. Each Seller, severally and not jointly, hereby represents and warrants to the Purchaser as follows:

            2.1 Authority; Enforceability. Such Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Such Seller has the corporate power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by such Seller in connection herewith (collectively, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Seller Documents by such Seller has been duly authorized by all necessary corporate action on the part of such Seller. This Agreement and each of the other Seller Documents have been duly executed and delivered by such Seller and this Agreement and the Seller Documents constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain remedies such as specific performance.

            2.2 No Conflict. The execution, delivery and performance of this Agreement and the other Seller Documents by such Seller and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the charter, by-laws or other organizational documents of such Seller; or (ii) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination, amendment or cancellation of, accelerate the performance required by, or result in any payment under, any contract or agreement (whether or not in written form), instrument or other writing of any nature whatsoever ("Contract") to or by which such Seller is a party or is bound or by which any of its properties or assets is subject; or (iii) violate, conflict with or result in a breach of any Legal Requirement (as hereinafter defined); or (iv) result in the creation of any Lien on any of such Seller's Shares.

            2.3 Litigation. There is no claim, action, suit, proceeding (including, without limitation, arbitrations and alternative dispute resolution proceedings) or governmental investigation before any court, arbitrator or Governmental Entity or Regulatory Authority pending or, to the best knowledge of such Seller, threatened, against such Seller or which relates to or arises out of the transactions contemplated by this Agreement, nor does such Seller have any knowledge of any reasonably likely basis or set of circumstances for any such action, suit, proceeding, claim or investigation, the result of which could prevent the sale of the Shares to the Purchaser hereunder.

            2.4 Consents. No filing or registration with, notice to or authorization, consent or approval or other action (including, without limitation, the grant of any waiver) of any Governmental Entity or Regulatory Authority or any other person or entity is required to be obtained by such Seller in connection with (i) the sale to the Purchaser of such Seller's Shares or (ii) the execution, delivery and performance of this Agreement and the other Seller Documents and the consummation of the transactions contemplated hereby and thereby.

            2.5 No Material Adverse Change. To the knowledge of such Seller, from March 31, 2001 to the date of this Agreement, there has been no material adverse change in the business, operations, properties, assets, liabilities, commitments, earnings, financial condition or prospects of the Company.

            2.6 Ownership. Such Seller is the sole record and beneficial owners of its Shares, free and clear of any and all Liens with respect to such Shares, excluding the status of the Shares as Restricted Securities. Such Seller has all legal right, title and authority to transfer its Shares to the Purchaser as contemplated hereby. The assignment, transfer and delivery of the Shares owned by such Seller to the Purchaser in accordance with Section 1 hereof will vest in the Purchaser full right, title and interest in and to such Shares, free and clear of all Liens other than (a) the status of the Shares as Restricted Securities and (b) the rights of the Sellers pursuant to the grant of the Proxy.

            2.7 Finders' and Brokers' Fees. Such Seller has not retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

            2.8 Certain Definitions.

               "Legal Requirement" of a person or entity means any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court, arbitration panel or other tribunal or any Governmental Entity or Regulatory Authority (as hereinafter defined) or any other requirement, permit, registration, license or Authorization (as hereinafter defined) applicable to such person or entity, or to any of its properties, assets or business, the violation of which would have a material adverse effect on such person or entity.

               "Governmental Entity or Regulatory Authority" means any court, tribunal, arbitrator, executive or regulatory authority, tax authority, agency, commission, official or other instrumentality of the United States of America, any foreign country or any domestic or foreign state, county, city, municipality or other political subdivision.

               "Authorizations" means all licenses, permits, franchises, approvals, authorizations, qualifications, concessions or the like, issued or granted by any federal, state, local or foreign Governmental Entity or Regulatory Authority or by any nongovernmental entity to any person or entity or which in any way relate to the business, operations, activities, properties and assets of such person or entity.

         3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers as follows:

            3.1 Authority; Enforceability. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Purchaser has the corporate power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by the Purchaser in connection herewith (collectively, the "Purchaser Documents") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Purchaser Documents by the Purchaser have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and each of the other Purchaser Documents have been duly executed and delivered by the Purchaser and this Agreement and each of the other Purchaser Documents constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain remedies such as specific performance.

            3.2 No Conflict. The authorization, execution, delivery and performance by the Purchaser of this Agreement and the other Purchaser Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the Purchaser's Articles of Incorporation or By-Laws; (ii) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination, amendment or cancellation of, accelerate the performance required by, or result in any payment under, any Contract to or by which the Purchaser is a party or is bound, or by which any of its properties or assets is subject; or

(iii) violate, conflict with or result in a breach of any Legal Requirement applicable to the Purchaser.

            3.3 Litigation. There is no claim, action, suit, proceeding (including, without limitation, all arbitrations and alternative dispute resolution proceedings) or governmental investigation of or pending or, to the best knowledge of the Purchaser, threatened against the Purchaser which relates to the transactions contemplated by this Agreement, nor does the Purchaser have any knowledge of any reasonably likely basis or set of circumstances for any such action, suit, proceeding, claim or investigation, the result of which could prevent the sale of the Shares to the Purchaser hereunder.

            3.4 Consents. No filing or registration with, notice to, or authorization, consent or approval of, or other action (including, without limitation, the grant of any waiver) of any Governmental Entity or Regulatory Authority or any other Person is required to be obtained by the Purchaser in connection with (i) the purchase from the Seller of the Shares; and (ii) the execution, delivery and performance of this Agreement and the other Purchaser Documents and the consummation of the transactions contemplated hereby and thereby.

            3.5 Finders' and Brokers' Fees. The Purchaser has not, nor has anyone on behalf of the Purchaser, retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.

            3.6 Restricted Securities. The Purchaser acknowledges and understands that the Shares have not been registered under the Act or the securities laws of any state; that the Shares are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of the Shares in compliance with all applicable provisions of the Act, the rules and regulations promulgated thereunder, and applicable state securities laws; that such Shares must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available; that the Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Act, and that any sales of the Shares made in reliance upon Rule 144 can be made only in the amounts and in accordance with the terms and conditions of that Rule; that there is only a limited public market for the Common Stock, and at any time the Purchaser wishes to sell the Shares under Rule 144 of the Act there may be no public market upon which to make such a sale and that, even if such a public market then exists, the requirements of that rule may not be able to be met and that in such event, the Purchaser would be precluded from selling the Shares under that Rule.

            3.7 Investor Representations. The Purchaser acknowledges and represents to the Sellers as follows:

               (a) The Purchaser acknowledges that the purchase and sale of the Shares under this Agreement is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act.

               (b) The Purchaser has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the Purchaser's purchase of the Shares, to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

               (c) The Purchaser has reviewed all of the Company's filings with the SEC as the Purchaser has deemed necessary including, without limitation, the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31 2001 and the Company's Current Report on Form 8-K filed with the SEC on March 21, 2001. The Purchaser has analyzed the risks attendant to an investment in the Shares, has had the opportunity to review all documents and records pertaining to the Company's business which are in the Company's possession and to ask questions of, and receive answers from, the Company's management with respect to the Company's operations, and has made its decision to invest in the Shares based on its own analysis of the Company's business, financial condition, results of operations and prospects. The undersigned understands that its investment in the Shares involves a high degree of risk.

               (d) The Purchaser is not an "accredited investor", as that term is defined in Rule 501(a) of Regulation D of the Act.

               (e) The Purchaser is acquiring the Shares solely for the Purchaser's own account for investment and not with a view to resale or distribution of any of the Shares.

               (f) The Purchaser acknowledges that legends shall be placed on the certificates evidencing the Shares to the effect that such shares of Common Stock have not been registered under the Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books.

            3.8 No Agency Review. The Purchaser acknowledges that no federal (including, without limitation, the SEC) or state agency has recommended or endorsed the purchase of the Shares or passed upon the adequacy or accuracy of any information regarding the Company.

         4. Indemnification.

            4.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the parties contained in this Agreement or in any other document or instrument executed or delivered in connection herewith shall survive the closing of the transactions, notwithstanding any examination or investigation made by or on behalf of any party hereto.

            4.2 Indemnification by the Seller. Each Seller, severally and not jointly, shall indemnify and hold harmless the Purchaser, its directors, officers, employees, agents, representatives, stockholders and controlling parties and all of their successors and assigns (each a "Purchaser Indemnified Person") from, and defend each of them from and against, and will pay each Purchaser Indemnified Person for, any and all demands, claims, actions, liabilities, losses, damages (including, without limitation, special, consequential and punitive damages), costs, penalties and expenses (including, without limitation, interest, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professionals and experts) (collectively, "Losses") asserted against, imposed upon or incurred by any such Purchaser Indemnified Person, directly or indirectly, resulting from or arising out of or in connection with or relating to (a) any inaccuracy or breach of any representation or warranty of such Seller contained herein; or (b) any breach of any agreement, covenant or obligation of such Seller contained herein or in any Seller Document.

            4.3 Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Sellers and each of their respective directors, officers, employees, agents, representatives, stockholders and controlling parties and all of their successors and assigns (each a "Seller Indemnified Person") from, and defend each of them from and against, and will pay each Seller Indemnified Person for, any and all Losses asserted against, imposed upon or incurred by any such Seller Indemnified Person, directly or indirectly, resulting from or arising out of or in connection with or relating to (a) any inaccuracy or breach of any representation or warranty of the Purchaser contained herein or in any other Purchaser Document; or (b) any breach of any agreement, covenant or obligation of the Purchaser contained herein or in any other Purchaser Document.

            4.4 Procedure for Indemnification.

               (a) Promptly after receipt by an indemnified party of written notice of the commencement against it by any third party of any action, suit or proceeding, or written threat thereof, such indemnified party will, if a claim is to be made against an indemnifying party under this Section 4, give notice to the indemnifying party thereof. The indemnified party shall furnish to the indemnifying party in reasonable detail the information possessed by the indemnified party with respect to such indemnification claim.

               (b) The indemnifying party shall have thirty (30) days after the notice from the indemnified party to notify the indemnified party in writing of its election to defend the third party claim or demand on behalf of the indemnified party. If the indemnifying party elects to defend such third party claim or demand, the indemnified party shall make available to the indemnifying party all materials reasonably required for that purpose and shall otherwise assist and cooperate with the indemnifying party in the defense of such third party claim or demand, and so long as the indemnifying party is defending such third party claim in good faith, the indemnified party shall not pay, settle or compromise such third party claim or demand. If the indemnifying party elects to defend such third party claim or demand, the indemnifying party shall have the right to control the defense of such third party claim or demand, at the indemnifying party's own expense. If the indemnifying party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the indemnified party shall have the right, in addition to any other right or remedy it may have hereunder, at the indemnifying party's expense, to defend such third party claim or demand.

         5. Miscellaneous.

            5.1 Amendments. This Agreement may not be amended, supplemented or modified, except by a written instrument signed by each of the parties hereto.

            5.2 Waiver. No course of dealing of any party hereto, no omission, failure or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.

            5.3 Governing Law; Jurisdiction.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS OR OTHER LAWS WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA LOCATED IN BROWARD COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN BROWARD COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 5.4.

            5.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed certified or registered mail return receipt requested, five (5) business days after being mailed; or (c) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). All such notices

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

and other communications will be sent to the following addresses or facsimile numbers as applicable:

                  if to the Purchaser, to:

                           Tremor Entertainment, Inc.
                           2621 West Empire Avenue
                           Burbank, California  91504
                           Attn:  President
                           Fax Number:  (818) 729-0025

                  with a copy to:

                           Jenkens & Gilchrist Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York  10174
                           Attn:  Martin Eric Weisberg, Esq.
                           Fax Number:  (212) 704-6288

                  if to RAM Holdings, to:

                           RAM Venture Holdings Corp.
                           3040 East Commercial Boulevard
                           Fort Lauderdale, Florida  33308
                           Attn: ___________
                           Fax Number: ____________

                  with a copy to:

                           David A. Carter, P.A.
                           2300 Glades Road
                           Suite 210
                           West Tower
                           Boca Raton, Florida  33431
                           Attn:  Bert Gusrae, Esq.
                           Fax Number: (561) 367-0960

                  if to KM, to:

                           KM Financial, Inc.

                           ------------------
                           ------------------
                           Attn: ____________
                           Fax Number: ____________


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            5.5 Entire Agreement. This Agreement (together with the Schedules hereto), and the agreements and documents delivered pursuant to this Agreement, constitute the entire understanding and agreement of the parties with respect to the subject matter hereof, and collectively supersede all other prior and/or contemporaneous negotiations, commitments, agreements and understandings, whether written or oral, among the parties with respect to the subject matter hereof, all of which are merged herein.

            5.6 Further Assurances. Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as any other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

            5.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, then (a) such provision, covenant or restriction shall be construed by limiting and reducing it so as to be enforceable to the fullest extent permitted under applicable law and shall thereupon be enforced as so limited and reduced and (b) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            5.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

            5.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

            5.10 Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the day and year first written above.


                                   PURCHASER:
                                   ----------

                                   TREMOR ENTERTAINMENT INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   SELLERS:
                                   --------

                                   RAM VENTURE HOLDINGS CORP.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   KM FINANCIAL, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A
                                    ---------

                   FORM OF NON-RECOURSE STOCK PLEDGE AGREEMENT
                   -------------------------------------------

                                   [ATTACHED]

                                    EXHIBIT B
                                    ---------

                                MERGER AGREEMENT
                                ----------------

                                   [ATTACHED]

                                  SCHEDULE 1.2
                                  ------------

                          ALLOCATION OF PURCHASE PRICE
                          ----------------------------

I.       Cash Portion (Section 1.2(a))
         -----------------------------

                  RAM Holdings:                          $4,167
                  KM:                                       833
                                                         ------
                                      TOTAL:             $5,000


II.      Deferred Payments (Section 1.2(b), (c))
         ---------------------------------------


         A.       Deferred Payment Due September 24, 2001:

                  RAM Holdings:                          $208,333
                  KM:                                      41,667
                                                         --------
                                            TOTAL:       $250,000

         B.       Deferred Payment Due December 24, 2001:

                  RAM Holdings:                          $208,333
                  KM:                                      41,667
                                                         --------
                                            TOTAL:       $250,000